Exhibit 99.1
Direct Digital Holdings Reports Second Quarter 2026     Financial Results

Houston, TX, August 12, 2026 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Orange 142, LLC ("Orange 142") and Colossus Media, LLC ("Colossus SSP"), today announced financial results for the second quarter ended June 30, 2026.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “The progress we're seeing in our core business reinforces the effectiveness of our growth strategy. While revenue decreased $3.8 million, or 21%, during the first six months of 2026 compared to the corresponding period in 2025, excluding the impact of business with demand side platform (“DSP”) customers, revenue increased approximately $0.7 million, or 5%, during the first six months of 2026 compared to the corresponding period in 2025, reflecting strong renewal rates. Our focus on building a diversified pipeline, broadening customer relationships, and enhancing our product capabilities positions us to pursue sustainable growth and create long-term shareholder value. In fact, we are seeing strong customer and prospect interest in our AI search and generative engine optimization (“GEO”) offerings as well as our AI support and web technology services which will expand our addressable market.”

Keith Smith, President, commented, “Over the past several quarters, we have taken deliberate steps to streamline our operations and sharpen our focus on the areas where we believe we can create the greatest value. As a result, we are operating from a stronger foundation while retaining the flexibility to evaluate strategic partnerships and other opportunities that may complement our platform. Our priority remains disciplined execution, customer success, and the long-term growth of the business.”

Second Quarter 2026 Financial Results

•Revenue of $7.8 million decreased 23% compared to $10.1 million in the second quarter of 2025. The decrease in revenue was driven primarily by a $2.5 million decrease in spending by DSP customers during the second quarter of 2026. Excluding revenue from DSP customers of $0 and $2.5 million for the second quarters of 2026 and 2025, respectively, revenue grew $0.2 million or 3%.
•Gross profit was $2.7 million, or 34% of revenue, compared to $3.6 million, or 35% of revenue, in the second quarter of 2025.
•Operating expenses of $5.6 million decreased 7% compared to $6.0 million in the second quarter of 2025.
•Operating loss was $2.9 million, compared to $2.4 million in the second quarter of 2025.
•Net loss was $3.6 million compared to net loss of $4.2 million in the second quarter of 2025.
•Adjusted EBITDA(1) loss was $2.3 million in the second quarter of 2026 compared to Adjusted EBITDA loss of $1.5 million in the second quarter of 2025.
•As of June 30, 2026, the Company held cash and cash equivalents of $0.5 million compared to $0.7 million as of December 31, 2025.

Six Months Ended June 30, 2026 Financial Results

•Revenue of $14.5 million decreased 21% compared to $18.3 million in the six months ended June 30, 2025. The decrease in revenue was driven primarily by a $4.5 million decrease in spending by DSP customers during the six months ended June 30, 2026. Excluding revenue from DSP customers of less than $0.1 million and $4.5 million for the six months ended June 30, 2026 and 2025, respectively, revenue grew $0.7 million, or 5%, during the first half of 2026.
•Gross profit was $4.9 million, or 34% of revenue, compared to $6.0 million, or 33% of revenue, in the first half of 2025.
(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

•Operating expenses of $11.1 million decreased 10% compared to $12.3 million in the first half of 2025.
•Operating loss was $6.2 million, compared to $6.4 million in the first half of 2025.
•Net loss was $9.2 million compared to net loss of $10.1 million in the first half of 2025.
•Adjusted EBITDA loss was $4.9 million in the first half of 2026 compared to Adjusted EBITDA loss of $4.5 million in the first half of 2025.

Diana Diaz, Chief Financial Officer, commented, “We continue to manage the business with financial discipline while supporting investments that drive sustainable growth. Our streamlined cost structure and focus on liquidity position us to capitalize on future opportunities while maintaining a prudent approach to capital allocation.”

As of June 30, 2026, the Company was not in compliance with certain financial covenants under its credit facility. Management is working constructively with its lender to obtain a waiver of the covenant noncompliance and believes discussions are progressing appropriately. The Company remains focused on strengthening operating performance, managing liquidity, and executing its strategic growth initiatives which we expect will expand our addressable market.

Conference Call and Webcast Details

Direct Digital Holdings will host a conference call today, Wednesday, August 12, 2026, at 5:00 p.m. Eastern Time to discuss the Company’s second quarter 2026 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/news-events/ir-calendar. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the ability to realize the benefit of our strategic shift to focusing on driving digital marketing spend among historical buyers of managed advertising campaigns and new enterprise customers; the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; our ability to maintain compliance with the listing standards of the Nasdaq Capital Market; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) is an end-to-end, AI-powered advertising technology and media solutions provider. The Company combines advanced technology with award-winning media and marketing expertise to enhance reach and drive performance for brands, agencies, and publishers of all sizes. Through Orange 142, a leading digital marketing and advertising agency, the Company delivers customized, audience-focused campaigns that enable mid-market and enterprise companies to achieve measurable results across programmatic, search, social, CTV, influencer marketing, and more. The Company also provides curated access to premium digital media inventory through its proprietary media-buying platform. With expertise across high-growth sectors—including Energy, Higher Education, Travel & Tourism, and Financial Services—Direct Digital Holdings helps brands reach and engage audiences more effectively across the evolving digital media ecosystem.

DIRECT DIGITAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$520	$728
Accounts receivable, net of provision for credit losses of $944	2,684	3,126
Prepaid expenses and other current assets	1,419	890
Total current assets	4,623	4,744

Property, equipment and software, net	99	166
Goodwill	6,520	6,520
Intangible assets, net	7,025	7,852
Operating lease right-of-use assets	607	702
Other long-term assets	47	172
Total assets	$18,921	$20,156

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$9,587	$7,820
Accounts payable - related party	538	—
Accrued liabilities	2,406	2,164
Accrued liabilities - related party	1,219	3,663
Liability related to tax receivable agreement, current portion	—	41
Current maturities of long-term debt - related party	17,335	12,003
Deferred revenues	795	513
Operating lease liabilities, current portion	232	221
Total current liabilities	32,112	26,425

Long-term debt, net of current portion	144	146
Operating lease liabilities, net of current portion	490	608
Total liabilities	32,746	27,179

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ DEFICIT
Series A Convertible Preferred Stock, $0.001 par value per share, 10,000,000 shares authorized, 27,077 shares issued and outstanding	—	—
Class A Common Stock, $0.001 par value per share, 760,000,000 shares authorized, 740,119 and 331,076 shares issued and outstanding, respectively	1	—
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 42,160 shares issued and outstanding	—	—
Additional paid-in capital	27,899	25,812
Accumulated deficit	(36,365)	(27,720)
Noncontrolling interest	(5,360)	(5,115)
Total stockholders’ deficit	(13,825)	(7,023)
Total liabilities and stockholders’ deficit	$18,921	$20,156

DIRECT DIGITAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	7,832	10,144	$14,512	$18,301
Cost of revenues	5,169	6,583	9,587	12,347
Gross profit	2,663	3,561	4,925	5,954

Operating expenses
Compensation, taxes and benefits	3,215	3,639	6,236	7,303
General and administrative	2,376	2,348	4,868	5,001
Total operating expenses	5,591	5,987	11,104	12,304
Loss from operations	(2,928)	(2,426)	(6,179)	(6,350)

Other income (expense)
Other income	62	19	69	47
Loss on settlement of accounts payable	—	—	(1,247)	—
Loss on debt extinguishment	—	—	(517)	—
Derecognition of tax receivable agreement liability	41	—	41	—
Expenses for Equity Reserve Facility	—	—	—	(198)
Interest expense and amortization of deferred financing cost and debt discount (premium), net	(764)	(1,789)	(1,327)	(3,635)
Total other expense, net	(661)	(1,770)	(2,981)	(3,786)

Loss before income taxes	(3,589)	(4,196)	(9,160)	(10,136)
Income tax expense	—	—	—	—
Net loss	(3,589)	(4,196)	(9,160)	(10,136)

Net loss attributable to noncontrolling interest	(194)	(1,947)	(515)	(5,532)
Net loss attributable to Direct Digital Holdings, Inc.	$(3,395)	$(2,249)	$(8,645)	$(4,604)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic and diluted	$(5.78)	$(49.79)	$(15.62)	$(121.69)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	709	45	643	38

DIRECT DIGITAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows Used In Operating Activities:
Net loss	$(9,160)	$(10,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing cost and debt discount (premium), net	216	2,900
Amortization of intangible assets	827	977
Reduction in carrying amount of right-of-use assets	95	90
Depreciation and amortization of property, equipment and software	67	145
Stock-based compensation	267	705
Loss on settlement of accounts payable	1,247	—
Loss on debt extinguishment	517	—
Derecognition of tax receivable agreement liability	(41)	—
Interest paid in kind	1,100	—
Expenses for Equity Reserve Facility	—	198
Changes in operating assets and liabilities:
Accounts receivable	442	1,082
Prepaid expenses and other assets	(404)	(842)
Accounts payable	2,406	(1,491)
Accrued liabilities and tax receivable agreement payable	312	962
Income taxes payable	—	41
Deferred revenues	282	63
Operating lease liability	(107)	(92)
Net cash used in operating activities	(1,934)	(5,398)

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	—	(38)
Net cash used in investing activities	—	(38)

Cash Flows Provided by Financing Activities:
Payment of expenses for Equity Reserve Facility	—	(198)
Proceeds from issuance of Class A Common Stock	1,226	5,942
Payment of deferred financing cost	—	(46)
Payments on financed insurance premiums	(36)	(114)
Payments on loans	(2)	—
Advances from related party	538	—
Net cash provided by financing activities	1,726	5,584

Net (decrease) increase in cash and cash equivalents	(208)	148
Cash and cash equivalents, beginning of the period	728	1,445
Cash and cash equivalents, end of the period	$520	$1,593

Non-cash Financing Activities:
Reclassification of Exit Fee from accrued liabilities to debt	$3,608	$—
Settlement of accounts payable through issuance of common stock	$2,028	$—
Accrued dividends	$1,163	$—
Financed insurance premiums	$367	$291

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization, as adjusted for stock-based compensation, expenses for the Equity Reserve Facility, loss on settlement of accounts payable and loss on debt extinguishment (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income. The following table (in thousands) presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(3,589)	$(4,196)	$(9,160)	$(10,136)
Add back (deduct):
Interest expense and amortization of deferred financing cost and debt discount (premium), net	764	1,789	1,327	3,635
Loss on settlement of accounts payable	—	—	1,247	—
Loss on debt extinguishment	—	—	517	—
Derecognition of tax receivable agreement liability	(41)	—	(41)	—
Amortization of intangible assets	413	489	827	977
Stock-based compensation	84	389	267	705
Depreciation and amortization of property, equipment and software	34	77	67	145
Expenses for Equity Reserve Facility	—	—	—	198
Adjusted EBITDA	$(2,335)	$(1,452)	$(4,949)	$(4,476)

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation, and certain one-time items such as acquisition transaction costs, losses from financing activities and costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP.

Contacts:
Investors:
IMS Investor Relations
Walter Frank/Jennifer Belodeau
(203) 972-9200
investors@directdigitalholdings.com